                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                     1934

       Date of Report (Date of earliest event reported): August 25, 1999

                       Commission File Number: 000-25269

                               VerticalNet, Inc.
            (Exact name of registrant as specified in its charter.)


               Pennsylvania                              23-2815834
     -----------------------------------          ----------------------
       (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)               Identification No.)

                               700 Dresher Road
                               Horsham, PA 19044
             -----------------------------------------------------
                   (Address of principal executive offices,
                              including zip code)


     Registrant's telephone number, including area code:   (215) 328-6100

                                Not Applicable
                  ------------------------------------------
                            (Former name or former
                    address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 25, 1999, VerticalNet, Inc. ("VerticalNet" or the "Company"), a Pennsylvania Corporation, purchased all of the capital stock of Isadra, Inc. ("Isadra"), a California corporation, which is a development-stage company located in Palo Alto, California, engaged principally in the development of information technology that integrates sources from multiple locations without regard to hardware and software environments. The Company's core technology is software that integrates product data from multiple, distributed business systems in real time; therefore, providing an electronic commerce infrastructure for emerging Internet trading hubs.

The acquisition was consummated pursuant to an Agreement and Plan of Merger (the "Agreement") dated May 24, 1999, by and among the Company, Isadra Acquisition Corp., a California corporation, Isadra, Hugo Daley, an individual, Mustafa Syed, an individual, and Tira Capital Management, Inc., as shareholders' representative. The terms of the Agreement were negotiated on an arms-length basis.

Pursuant to the Agreement, the consideration for the acquisition of Isadra was $2.4 million in cash, 1,000,000 shares of VerticalNet common stock having a fair market value of approximately $37.8 million (after taking into consideration discounts for certain restrictions on the shares issued) and options to purchase 40,763 shares of VerticalNet common stock valued at approximately $1.5 million. The transaction costs incurred by the Company are approximately $250,000. The cash portion of the purchase price was financed by proceeds from the initial public offering of the Company's common stock that was consummated in February 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Financial Statements of Isadra:
                    Report of Independent Public Accountants
                    Balance Sheets
                    Statements of Operations
                    Statements of Shareholders' Equity (Deficit)
                    Statements of Cash Flows
                    Notes to Financial Statements

         (b)   Pro Forma Financial Information.
                    Pro Forma Financial Statements (unaudited):
                    Basis of Presentation
                    Pro Forma Condensed Consolidated Balance Sheet
                    Pro Forma Consolidated Statements of Operations Notes to Pro Forma Condensed Consolidated Financial Statements

         Exhibits

                    2.1 Agreement and Plan of Merger by and among VerticalNet, Inc., Isadra Acquisition Corp., Isadra, Inc., Hugo Daley, Mustafa Syed and Tira Capital Capital Management, Inc., as shareholders' representative

                    23.1 Consent of Arthur Andersen LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Isadra, Inc.:

We have audited the accompanying balance sheets of Isadra, Inc. (a California corporation in the development stage) as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended and for the period from inception (November 3, 1993) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Isadra, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended and for the period from inception (November 3, 1993) to December 31, 1998, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania
 June 2, 1999

                                 ISADRA, INC.
                                 ------------
                         (a development-stage company)

                                BALANCE SHEETS
                                --------------

                                                                     December 31,                 June 30,
                                                           ------------------------------
                                                              1997               1998               1999
                                                           -----------        -----------        -----------
                                                                                                 (unaudited)
                         ASSETS
                         ------
CURRENT ASSETS:
 Cash                                                      $    11,728        $   106,235        $    51,967
 Accounts receivable                                            16,491             20,497              3,587
 Prepaids and other current assets                               6,835             23,066             15,282
                                                           -----------        -----------        -----------
     Total current assets                                       35,054            149,798             70,836
PROPERTY AND EQUIPMENT, net                                    163,981            149,511            180,334
OTHER ASSETS                                                    23,630             36,445             38,445
                                                           -----------        -----------        -----------
                                                           $   222,665        $   335,754        $   289,615
                                                           ===========        ===========        ===========
          LIABILITIES AND SHAREHOLDERS' DEFICIT
          -------------------------------------

CURRENT LIABILITIES:
 Lines of credit                                           $   500,000        $        --        $   390,000
 Shareholder advances                                           80,000             91,300              4,243
 Current portion of long-term debt                                  --              1,302            495,957
 Convertible shareholder notes                                      --            478,000                 --
 Other convertible notes                                            --             50,000                 --
 Accounts payable                                              158,700            510,724            402,122
 Deferred salaries                                             157,500            221,265            215,432
 Other accrued expenses                                        125,490             89,551             89,383
                                                           -----------        -----------        -----------
     Total current liabilities                               1,021,690          1,442,142          1,597,137
                                                           -----------        -----------        -----------
LONG-TERM DEBT                                                      --            493,609              2,143
                                                           -----------        -----------        -----------
COMMITMENTS (Note 11)
SHAREHOLDERS' DEFICIT:
 Convertible Preferred Stock, Series A, no par
  value, 3,000,000 shares authorized, 1,500,000,
  2,309,225, and 2,749,225 shares issued and
  outstanding (liquidation value of $2,749,225 at
  June 30, 1999)                                             1,475,655          2,284,880          2,724,880
 Convertible Preferred Stock, Series B, no par
  value, 5,000,000 shares authorized, 893,000
  shares issued and outstanding at June 30, 1999
  (liquidation value of $893,000 at June 30, 1999)                  --                 --            893,000
 Common Stock, no par value, 20,000,000 shares
  authorized, 6,736,000, 7,637,919, and 9,813,652
  shares issued and outstanding                                 68,260            248,644          3,176,472
 Additional paid-in capital                                    640,671            727,027          2,369,625
 Deferred compensation                                              --                 --         (1,003,577)
 Deficit accumulated during the development stage           (2,983,611)        (4,860,548)        (9,470,065)
                                                           -----------        -----------        -----------
     Total shareholders' deficit                              (799,025)        (1,599,997)        (1,309,665)
                                                           -----------        -----------        -----------
                                                           $   222,665        $   335,754        $   289,615
                                                           ===========        ===========        ===========

       The accompanying notes are an integral part of these statements.

                                 ISADRA, INC.
                                 ------------
                         (a development-stage company)

                           STATEMENTS OF OPERATIONS
                           ------------------------

                                                                                                                Period
                                                              Period                                             from
                                                          from Inception                                      Inception
                                    Year Ended             (November 3,           Six Months Ended           (November 3,
                                   December 31,              1993) to                 June 30,                 1993) to
                            ---------------------------                       --------------------------
                                                           December 31,                                         June 30,
                                1997           1998             1998            1998            1999              1999
                            -----------     -----------      -----------      ---------      -----------       -----------
                                                                                    (unaudited)                (unaudited)
REVENUES                    $    32,869     $   124,600      $   157,469      $  65,625      $        --       $   157,469
                            -----------     -----------      -----------      ---------      -----------       -----------

COSTS AND EXPENSES:
 Product development            937,894         854,546        2,050,347        398,397          575,893         2,626,240
 Sales and marketing            321,288         361,737          709,525        128,850          257,561           967,086
 General and
  administrative                641,881         707,168        1,571,705        364,669        3,728,687         5,300,392
                            -----------     -----------      -----------      ---------      -----------       -----------
   Total costs and
    expenses                  1,901,063       1,923,451        4,331,577        891,916        4,562,141         8,893,718
                            -----------     -----------      -----------      ---------      -----------       -----------

   Operating loss            (1,868,194)     (1,798,851)      (4,174,108)      (826,291)      (4,562,141)       (8,736,249)

INTEREST EXPENSE, net
 of interest income of
 $7,013 in 1997                 622,230          78,086          686,440         26,174           47,376           733,816
                            -----------     -----------      -----------      ---------      -----------       -----------
NET LOSS                    $(2,490,424)    $(1,876,937)     $(4,860,548)     $(852,465)     $(4,609,517)      $(9,470,065)
                            ===========     ===========      ===========      =========      ===========       ===========

       The accompanying notes are an integral part of these statements.

                                  ISADRA, INC.
                                  ------------
                         (a development-stage company)

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  --------------------------------------------

                                                                              Series A Convertible         Series B Convertible
                                                                                 Preferred Stock              Preferred Stock
                                                                            --------------------------  --------------------------
                                                                               Shares        Amount        Shares        Amount
                                                                            ------------  ------------  ------------  ------------
BALANCE, INCEPTION (NOVEMBER 3, 1993) AND DECEMBER 31, 1995                           --  $         --            --  $         --
 Issuance of Common Stock to Founders for services rendered, valued at
  $.01 per share                                                                      --            --            --            --
 Issuance of Common Stock to consultants for services rendered, valued
  at $.01 per share                                                                   --            --            --            --
 Issuance of Common Stock at $.10 per share                                           --            --            --            --
 Issuance of Series A Convertible Preferred Stock at $1.00 per share,
  net of offering costs of $24,345                                             1,260,000     1,235,655            --            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, DECEMBER 31, 1996                                                     1,260,000     1,235,655            --            --
 Issuance of Series A Convertible Preferred Stock at $1.00 per share             240,000       240,000            --            --
 Collection of stock subscription receivable                                          --            --            --            --
 Cancellation of Common Stock shares previously issued for services
  rendered                                                                            --            --            --            --
 Issuance of warrants to purchase Series A Convertible Preferred Stock
  in connection with obtaining line of credit                                         --            --            --            --
 Issuance of warrant to purchase Series A Convertible Preferred Stock
  to an officer in connection with obtaining line of credit                           --            --            --            --
 Charge for Common Stock to be issued to consultants for services
  rendered, valued at $.20 per share                                                  --            --            --            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, DECEMBER 31, 1997                                                     1,500,000     1,475,655            --            --
 Issuance of Series A Convertible Preferred Stock at $1.00 per share             625,000       625,000            --            --
 Issuance of Series A Convertible Preferred Stock to an officer for
  services rendered, valued at $1.00 per share                                    16,638        16,638            --            --
 Issuance of Series A Convertible Preferred Stock to consultants for
  services rendered, valued at $1.00 per share                                    78,600        78,600            --            --
 Conversion of shareholder advance into shares of Series A Convertible
  Preferred Stock at $1.00 per share                                              88,987        88,987            --            --
 Issuance of Common Stock at $.20 per share                                           --            --            --            --
 Issuance of Common Stock to consultants for services rendered, valued
  at $.20 per share                                                                   --            --            --            --
 Exercise of warrant to purchase Common Stock at $.20 per share                       --            --            --            --
 Exercise of options to purchase Common Stock at $.20 per share                       --            --            --            --
 Charge for Common Stock to be issued to officers and employees for
  services rendered, valued at $.20 per share                                         --            --            --            --
 Charge for Common Stock to be issued to consultants for services
  rendered, valued at $.20 per share                                                  --            --            --            --
 Issuance of warrants to purchase Common Stock in connection with
  issuance of note payable to Investor                                                --            --            --            --
 Issuance of options to purchase Common Stock to consultants for
  services rendered                                                                   --            --            --            --
 Deemed capital contribution for forgiveness of interest on note
  payable to Investor                                                                 --            --            --            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, DECEMBER 31, 1998                                                     2,309,225     2,284,880            --            --
 Conversion of notes into Series A Convertible Preferred Stock at $1.00
  per share                                                                      440,000       440,000            --            --
 Conversion of shareholder notes into Series B Convertible Preferred
  Stock at $1.00 per share                                                            --            --            --            --
 Conversion of interest on note payable to Investor into shares of
  Common Stock at $.20 per share                                                      --            --       893,000       893,000
 Conversion of shareholder advance into shares of Common Stock at $.20
  per share                                                                           --            --            --            --
 Issuance of Common Stock to officers and employees for services
  rendered, valued at $.20-$2.75 per share                                            --            --            --            --
 Issuance of Common Stock to consultants for services rendered, valued
  at $.20-$2.75 per share                                                             --            --            --            --
 Exercise of options to purchase Common Stock at $.20 per share                       --            --            --            --
 Issuance of options to purchase Common Stock to consultants for
  services rendered                                                                   --            --            --            --
 Deemed capital contribution for forgiveness of interest on note
  payable to Investor                                                                 --            --            --            --
 Deferred compensation related to options issued to officers and
  employees                                                                           --            --            --            --
 Amortization of deferred compensation                                                --            --            --            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, JUNE 30, 1999 (unaudited)                                             2,749,225  $  2,724,880       893,000  $    893,000
                                                                            ============  ============  ============  ============

                                                                                   Common Stock
                                                                             -------------------------
                                                                                                           Additional
                                                                                                            Paid-in     Deferred
                                                                                Shares       Amount         Capital   Compensation
                                                                             -----------   -----------   ------------ ------------
BALANCE, INCEPTION (NOVEMBER 3, 1993) AND DECEMBER 31, 1995                           --   $        --   $        --  $         --
 Issuance of Common Stock to Founders for services rendered, valued at
  $.01 per share                                                               6,176,000        61,760            --            --
 Issuance of Common Stock to consultants for services rendered, valued
  at $.01 per share                                                              950,000         9,500            --            --
 Issuance of Common Stock at $.10 per share                                       10,000         1,000            --            --
 Issuance of Series A Convertible Preferred Stock at $1.00 per share,
  net of offering costs of $24,345                                                    --            --            --            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, DECEMBER 31, 1996                                                     7,136,000        72,260            --            --
 Issuance of Series A Convertible Preferred Stock at $1.00 per share                  --            --            --            --
 Collection of stock subscription receivable                                          --            --            --            --
 Cancellation of Common Stock shares previously issued for services
  rendered                                                                      (400,000)       (4,000)        4,000            --
 Issuance of warrants to purchase Series A Convertible Preferred Stock
  in connection with obtaining line of credit                                         --            --        86,980            --
 Issuance of warrant to purchase Series A Convertible Preferred Stock
  to an officer in connection with obtaining line of credit                           --            --       529,691            --
 Charge for Common Stock to be issued to consultants for services
  rendered, valued at $.20 per share                                                  --            --        20,000            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, DECEMBER 31, 1997                                                     6,736,000        68,260       640,671            --
 Issuance of Series A Convertible Preferred Stock at $1.00 per share                  --            --            --            --
 Issuance of Series A Convertible Preferred Stock to an officer for
  services rendered, valued at $1.00 per share                                        --            --            --            --
 Issuance of Series A Convertible Preferred Stock to consultants for
  services rendered, valued at $1.00 per share                                        --            --            --            --
 Conversion of shareholder advance into shares of Series A Convertible
  Preferred Stock at $1.00 per share                                                  --            --            --            --
 Issuance of Common Stock at $.20 per share                                      250,000        50,000            --            --
 Issuance of Common Stock to consultants for services rendered, valued
  at $.20 per share                                                              234,019        46,804            --            --
 Exercise of warrant to purchase Common Stock at $.20 per share                  375,000        75,000            --            --
 Exercise of options to purchase Common Stock at $.20 per share                   42,900         8,580            --            --
 Charge for Common Stock to be issued to officers and employees for
  services rendered, valued at $.20 per share                                         --            --        18,000            --
 Charge for Common Stock to be issued to consultants for services
  rendered, valued at $.20 per share                                                  --            --        12,000            --
 Issuance of warrants to purchase Common Stock in connection with
  issuance of note payable to Investor                                                --            --        30,204            --
 Issuance of options to purchase Common Stock to consultants for
  services rendered                                                                   --            --        19,385            --
 Deemed capital contribution for forgiveness of interest on note
  payable to Investor                                                                 --            --         6,767            --
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, DECEMBER 31, 1998                                                     7,637,919       248,644       727,027            --
 Conversion of notes into Series A Convertible Preferred Stock at $1.00
  per share                                                                           --            --            --            --
 Conversion of shareholder notes into Series B Convertible Preferred
  Stock at $1.00 per share                                                            --            --            --            --
 Conversion of interest on note payable to Investor into shares of
  Common Stock at $.20 per share                                                 160,000        32,000            --            --
 Conversion of shareholder advance into shares of Common Stock at $.20
  per share                                                                      660,333       132,067            --            --
 Issuance of Common Stock to officers and employees for services
  rendered, valued at $.20-$2.75 per share                                     1,101,750     2,606,749       (18,000)           --
 Issuance of Common Stock to consultants for services rendered, valued
  at $.20-$2.75 per share                                                        218,450       149,972       (32,000)           --
 Exercise of options to purchase Common Stock at $.20 per share                   35,200         7,040            --            --
 Issuance of options to purchase Common Stock to consultants for
  services rendered                                                                   --            --       520,348            --
 Deemed capital contribution for forgiveness of interest on note
  payable to Investor                                                                 --            --        25,000            --
 Deferred compensation related to options issued to officers and
  employees                                                                           --            --     1,147,250    (1,147,250)
 Amortization of deferred compensation                                                --            --            --       143,673
 Net loss                                                                             --            --            --            --
                                                                            ------------  ------------  ------------  ------------

BALANCE, JUNE 30, 1999 (unaudited)                                             9,813,652  $  3,176,472  $  2,369,625  $ (1,003,577)
                                                                            ============  ============  ============  ============

                                                                                               Deficit
                                                                                              Accumulated            Total
                                                                                Stock         During the         Shareholders'
                                                                             Subscription     Development           Equity
                                                                              Receivable         Stage             (Deficit)
                                                                            ------------      ------------       ------------
BALANCE, INCEPTION (NOVEMBER 3, 1993) AND DECEMBER 31, 1995                 $         --      $         --       $         --
 Issuance of Common Stock to Founders for services rendered, valued at
  $.01 per share                                                                      --                --             61,760
 Issuance of Common Stock to consultants for services rendered, valued
  at $.01 per share                                                                   --                --              9,500
 Issuance of Common Stock at $.10 per share                                           --                --              1,000
 Issuance of Series A Convertible Preferred Stock at $1.00 per share,
  net of offering costs of $24,345                                              (110,000)               --          1,125,655
 Net loss                                                                             --          (493,187)          (493,187)
                                                                            ------------      ------------       ------------

BALANCE, DECEMBER 31, 1996                                                      (110,000)         (493,187)           704,728
 Issuance of Series A Convertible Preferred Stock at $1.00 per share                  --                --            240,000
 Collection of stock subscription receivable                                     110,000                --            110,000
 Cancellation of Common Stock shares previously issued for services
  rendered                                                                            --                --                 --
 Issuance of warrants to purchase Series A Convertible Preferred Stock
  in connection with obtaining line of credit                                         --                --             86,980
 Issuance of warrant to purchase Series A Convertible Preferred Stock
  to an officer in connection with obtaining line of credit                           --                --            529,691
 Charge for Common Stock to be issued to consultants for services
  rendered, valued at $.20 per share                                                  --                --             20,000
 Net loss                                                                             --        (2,490,424)        (2,490,424)
                                                                            ------------      ------------       ------------

BALANCE, DECEMBER 31, 1997                                                            --        (2,983,611)          (799,025)
 Issuance of Series A Convertible Preferred Stock at $1.00 per share                  --                --            625,000
 Issuance of Series A Convertible Preferred Stock to an officer for
  services rendered, valued at $1.00 per share                                        --                --             16,638
 Issuance of Series A Convertible Preferred Stock to consultants for
  services rendered, valued at $1.00 per share                                        --                --             78,600
 Conversion of shareholder advance into shares of Series A Convertible
  Preferred Stock at $1.00 per share                                                  --                --             88,987
 Issuance of Common Stock at $.20 per share                                           --                --             50,000
 Issuance of Common Stock to consultants for services rendered, valued
  at $.20 per share                                                                   --                --             46,804
 Exercise of warrant to purchase Common Stock at $.20 per share                       --                --             75,000
 Exercise of options to purchase Common Stock at $.20 per share                       --                --              8,580
 Charge for Common Stock to be issued to officers and employees for
  services rendered, valued at $.20 per share                                         --                --             18,000
 Charge for Common Stock to be issued to consultants for services
  rendered, valued at $.20 per share                                                  --                --             12,000
 Issuance of warrants to purchase Common Stock in connection with
  issuance of note payable to Investor                                                --                --             30,204
 Issuance of options to purchase Common Stock to consultants for
  services rendered                                                                   --                --             19,385
 Deemed capital contribution for forgiveness of interest on note
  payable to Investor                                                                 --                --              6,767
 Net loss                                                                             --        (1,876,937)        (1,876,937)
                                                                            ------------      ------------       ------------

BALANCE, DECEMBER 31, 1998                                                            --        (4,860,548)        (1,599,997)
 Conversion of notes into Series A Convertible Preferred Stock at $1.00
  per share                                                                           --                --            440,000
 Conversion of shareholder notes into Series B Convertible Preferred
  Stock at $1.00 per share                                                            --                --            893,000
 Conversion of interest on note payable to Investor into shares of
  Common Stock at $.20 per share                                                      --                --             32,000
 Conversion of shareholder advance into shares of Common Stock at $.20
  per share                                                                           --                --            132,067
 Issuance of Common Stock to officers and employees for services
  rendered, valued at $.20-$2.75 per share                                            --                --          2,588,749
 Issuance of Common Stock to consultants for services rendered, valued
  at $.20-$2.75 per share                                                             --                --            117,972
 Exercise of options to purchase Common Stock at $.20 per share                       --                --              7,040
 Issuance of options to purchase Common Stock to consultants for
  services rendered                                                                   --                --            520,348
 Deemed capital contribution for forgiveness of interest on note
  payable to Investor                                                                 --                --             25,000
 Deferred compensation related to options issued to officers and
  employees                                                                           --                --                 --
 Amortization of deferred compensation                                                --                --            143,673
 Net loss                                                                             --        (4,609,517)        (4,609,517)
                                                                            ------------      ------------       ------------

BALANCE, JUNE 30, 1999 (unaudited)                                          $         --      $ (9,470,065)      $ (1,309,665)
                                                                            ============      ============       ============

        The accompanying notes are an integral part of these statements.

                                 ISADRA, INC.
                                 ------------
                         (a development-stage company)

                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                            Period from                                Period from
                                                                             Inception                                  Inception
                                                      Year Ended            (November 3,        Six Months Ended       (November 3,
                                                     December 31,             1993) to              June 30,             1993) to
                                              --------------------------                   ------------------------
                                                                            December 31,                                 June 30,
                                                 1997           1998           1998          1998          1999           1999
                                              -----------    -----------    -----------   ----------    -----------    -----------
                                                                                                 (unaudited)           (unaudited)
OPERATING ACTIVITIES:
 Net loss                                     $(2,490,424)   $(1,876,937)   $(4,860,548)   $(852,465)   $(4,609,517)   $(9,470,065)
 Adjustments to reconcile net loss to net
  cash used in operating activities-
   Depreciation and amortization                   42,110         51,267         98,879       23,727         26,709        125,588
   Amortization of debt discount and
    deferred financing costs                      616,671         20,874        637,545        2,056          3,796        641,341
   Amortization of deferred compensation               --             --             --           --        143,673        143,673
   Issuance of Convertible Preferred
    Stock for services rendered                        --         95,238         95,238       95,238             --         95,238
   Issuance of Common Stock for
    services rendered                                  --         46,804        118,064       46,804      2,706,721      2,824,785
   Charge for Common Stock to be
    issued for services rendered                   20,000         30,000         50,000        9,000             --         50,000
   Issuance of options to purchase
    Common Stock for services rendered                 --         19,385         19,385       17,535        520,348        539,733
   Deemed capital contribution for
    interest forgiven on note payable to
    Investor                                           --          6,767          6,767           --         25,000         31,767
   Change in assets and liabilities-
     Accounts receivable                          (12,108)        (4,006)       (20,497)       1,994         16,910         (3,587)
     Prepaids and other assets                         21        (29,046)       (59,511)     (15,523)         5,784        (53,727)
     Accounts payable                             123,604        352,024        510,724       72,073        (76,602)       434,122
     Deferred salaries                            157,500         63,765        221,265      (10,337)        (5,833)       215,432
     Other accrued expenses                       114,796        (35,939)        89,551       25,364           (168)        89,383
                                              -----------    -----------    -----------   ----------    -----------    -----------
      Net cash used in operating
       activities                              (1,427,830)    (1,259,804)    (3,093,138)    (584,534)    (1,243,179)    (4,336,317)
                                              -----------    -----------    -----------   ----------    -----------    -----------
INVESTING ACTIVITIES:
 Purchases of property and equipment              (89,954)       (32,002)      (243,595)     (25,481)       (57,532)      (301,127)
                                              -----------    -----------    -----------   ----------    -----------    -----------
FINANCING ACTIVITIES:
 Net borrowings (repayments) under
  line of credit                                  500,000       (500,000)            --     (500,000)       390,000        390,000
 Net proceeds from shareholder advances            77,700        100,287        180,287       18,287         45,010        225,297
 Proceeds from issuance of
  convertible shareholder notes                        --        478,000        478,000           --        415,000        893,000
 Proceeds from issuance of other
  convertible notes                                    --         50,000         50,000           --        390,000        440,000
 Proceeds from long-term debt                          --        500,000        500,000      500,000             --        500,000
 Payments on long-term debt                            --           (554)          (554)          --           (607)        (1,161)
 Proceeds from issuance of
  Convertible Preferred Stock, net of
  related offering costs                          240,000        625,000      1,990,655      489,000             --      1,990,655
 Collection of stock subscription
  receivable                                      110,000             --        110,000           --             --        110,000
 Proceeds from issuance of Common Stock                --         50,000         51,000       16,000             --         51,000
 Proceeds from exercise of Common
  Stock warrants                                       --         75,000         75,000       75,000             --         75,000
 Proceeds from exercise of Common
  Stock options                                        --          8,580          8,580           --          7,040         15,620
                                              -----------    -----------    -----------   ----------    -----------    -----------
      Net cash provided by financing
       activities                                 927,700      1,386,313      3,442,968      598,287      1,246,443      4,689,411
                                              -----------    -----------    -----------   ----------    -----------    -----------
INCREASE (DECREASE) IN CASH                      (590,084)        94,507        106,235      (11,728)       (54,268)        51,967

CASH, BEGINNING OF PERIOD                         601,812         11,728             --       11,728        106,235             --
                                              -----------    -----------    -----------   ----------    -----------    -----------

CASH, END OF PERIOD                           $    11,728    $   106,235    $   106,235   $       --    $    51,967    $    51,967
                                              ===========    ===========    ===========   ----------    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
 Interest paid                                $    11,739    $    11,641    $    23,380   $   11,233    $       548    $    23,928
                                              ===========    ===========    ===========   ==========    ===========    ===========

       The accompanying notes are an integral part of these statements.

                                 ISADRA, INC.
                                 ------------
                         (a development-stage company)


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

         (Information as of June 30, 1999 and for the six months ended
                     June 30, 1998 and 1999 is unaudited)
     --------------------------------------------------------------------



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

The Company
-----------

Isadra, Inc. ("Isadra" or the "Company") is a development-stage company located in Palo Alto, California, engaged principally in the development of information technology that integrates sources from multiple locations without regard to hardware and software environments. The Company's core technology is software that integrates product data from multiple, distributed business systems in real time; therefore, providing an electronic commerce infrastructure for emerging Internet trading hubs or "vortex businesses." The Company was incorporated on November 3, 1993 but did not commence operations until August 1, 1996. The Company has not generated any revenues from its primary software products, nor is there any assurance of any product revenues in the future. Revenues to date have been generated through miscellaneous consulting services provided by the Company. The Company operates in a very competitive industry, and there is no assurance the Company will be able to successfully develop and market its products. In addition, the Company is highly dependent on its key employees. To the extent needed, the Company plans to continue to finance its product development through debt and equity financings, however, there is no assurance that additional funding will be available to the Company when required. The Company will continue to be considered in the development stage until such time as it generates significant revenues from its principal operations. As of June 30, 1999, the Company had a deficit accumulated during the development stage of $9,470,065.

On May 24, 1999, the Company and its shareholders executed an agreement to sell the stock of the Company to VerticalNet, Inc. ("VerticalNet"), an owner and operator of several vertical trade communities.

Interim Financial Statements
----------------------------

The financial statements as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1998 and 1999 are not necessarily indicative of the results to be expected for the entire year.

Property and Equipment
----------------------

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

     Computer equipment and purchased software                    3-5 years
     Office equipment and furniture                                 7 years
     Leasehold improvements                            Lesser of lease term or useful life

Revenue Recognition
-------------------

Revenue is generally recognized from the license of software upon delivery of the product if no significant vendor obligations remain and collection of the resulting receivable is deemed probable. If significant vendor obligations exist at delivery and/or the product is subject to customer acceptance, revenue is deferred until no significant obligations remain and/or acceptance has occurred. To date, no revenue has been recorded from the license of software.

Consulting revenue is recognized as the services are performed. As of December 31, 1997 and 1998 and June 30, 1999, the Company had $27,000, $20,000 and
$20,000, respectively, recorded as deferred revenues related to consulting services billed but not yet performed. Deferred revenues are included in other accrued expenses in the accompanying balance sheets.

Concentration of Credit Risk
----------------------------

The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations. Two and five customers, respectively, individually accounted for more than 10% of total revenues in the years ended December 31, 1997 and 1998, while three customers individually accounted for more than 10% of total revenues in the six months ended June 30, 1998.

Product Development Costs
-------------------------

Costs related to research, design and development of computer software are charged to product development expense as incurred. The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." The Company capitalizes software development costs subsequent to the establishment of technological feasibility and until the product is available for general release. Based on the stage of product development, no costs have been capitalized through June 30, 1999.

Advertising Costs
-----------------

The Company charges advertising costs to expense as incurred. Advertising expense was $15,377, $13,533, $9,028 and $1,900 for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively.

Income Taxes
------------

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the tax effect of net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operating results in the period that includes the enactment date. A valuation allowance is recorded against deferred tax assets if it is more likely than not that such assets will not be realized.

Accounting for Impairment of Long-Lived Assets
----------------------------------------------

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of such assets.

Stock Options
-------------

The Company accounts for the grant of employee options to purchase Common Stock in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 gives companies the option to adopt the fair value method for expense recognition of employee stock options or to continue to account for stock options and stock-based awards using the intrinsic value method, as outlined under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and to make pro forma disclosures of net income (loss) as if the fair value method had been applied. The Company elected to apply APB No. 25 to account for stock options and has disclosed pro forma net loss as if the fair value method had been applied.

Shareholders' Equity (Deficit)
------------------------------

In June 1996, the Company effected a ten-for-one stock split of each outstanding share of Common Stock. All share, stock option and warrant data have been retroactively restated to reflect the stock split.

On June 1, 1999, the Company amended its Articles of Incorporation to increase the number of authorized shares of Common Stock to 20,000,000 and the number of authorized shares of Preferred Stock to 8,000,000, with 3,000,000 designated as Series A Preferred Stock and 5,000,000 designated as Series B Preferred Stock.

Financial Instruments
---------------------

The Company's financial instruments principally consist of accounts receivable, accounts payable, accrued expenses, advances and notes payable that are carried at cost, which approximates fair value.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   PROPERTY AND EQUIPMENT:
     -----------------------

                                                              December 31,
                                                      -----------------------------
                                                                                             June 30,
                                                         1997               1998               1999
                                                      ----------         ----------         ----------
Computer equipment and purchased software             $  149,170         $  179,695         $  226,450
Office equipment and furniture                            40,598             45,393             56,170
Leasehold improvements                                    20,546             20,546             20,546
                                                      ----------         ----------         ----------
                                                         210,314            245,634            303,166
Less- Accumulated depreciation and
 amortization                                            (46,333)           (96,123)          (122,832)
                                                      ----------         ----------         ----------
                                                      $  163,981         $  149,511         $  180,334
                                                      ==========         ==========         ==========

3.   LINES OF CREDIT:
     ---------------

In September 1997, the Company obtained a line of credit from a venture capital fund. The line of credit, as amended, provided for maximum borrowings of $500,000 with interest at prime plus 1.5%, payable monthly. All borrowings under the line of credit were repaid upon its maturity in March 1998. Maximum borrowings under the line of credit were $500,000 for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998, and the weighted average interest rate was 10.0% during these periods. In conjunction with the line of credit and its amendments, the Company granted the venture capital fund warrants to purchase 100,000 shares of Series A Convertible Preferred Stock at $1.00 per share. The warrants expire between September 2002 and October 2004 and are outstanding as of June 30, 1999. The Company recorded the fair value of these warrants ($86,980) as deferred financing costs and amortized the costs as additional interest expense in the year ended December 31, 1997.

In exchange for personally providing collateral to the venture capital fund in order for the Company to obtain the line of credit, the Company granted a warrant to purchase 600,000 shares of Series A Convertible Preferred Stock at $.50 per share to an officer of the Company. The warrant was to expire in December 2004; however, it was canceled in March 1998 based on a settlement agreement between the Company and the officer at the time of the officer's termination of employment with the Company. The Company recorded the fair value of this warrant ($529,691) as deferred financing costs and amortized the costs as additional interest expense in the year ended December 31, 1997.

In May 1999, the Company obtained a line of credit from VerticalNet. The line of credit provides for maximum borrowings of $1,000,000 with interest at 5.0% per year. All unpaid principal and accrued interest are payable on October 15, 1999. Maximum borrowings under the line of credit were $390,000 for the six months ended June 30, 1999, and the weighted average interest rate was 5.0%. As of June 30, 1999, the outstanding balance on the line of credit was $390,000.

In conjunction with the line of credit, the Company granted VerticalNet a warrant to purchase shares of Common Stock. The number of shares that may be purchased under the warrant varies based upon the amounts borrowed and the number of shares of Common Stock issued and outstanding. The warrant has an exercise price equal to the amounts borrowed, vests only upon the termination of the agreement to sell the stock of the Company to VerticalNet and expires three years from the date on which it vests. As the termination of the agreement has not been deemed probable by the Company as of June 30, 1999, the Company has not recorded any expense related to the issuance of this warrant. If the agreement is terminated, the Company will record a charge in its statement of operations equal to the fair value of the warrant.

Interest expense related to the lines of credit, excluding amortization of the aforementioned deferred financing costs, was $12,572, $10,556, $10,556 and $810 for the years ended December 31, 1997, 1998 and the six months ended June 30, 1998 and 1999, respectively.

4.   SHAREHOLDER ADVANCES:
     --------------------

During the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999, the Company received advances from the Investor, as defined in Note 5, and certain officers/employees that are shareholders of the Company. The balances outstanding as of December 31, 1997 and 1998 and June 30, 1999 were $80,000, $91,300 and $4,243, respectively, and have no defined terms and do not bear interest. During the year ended December 31, 1998, $88,987 in advances were converted into Series A Convertible Preferred Stock at $1.00 per share. During the six months ended June 30, 1999, $132,067 in advances were converted into Common Stock at $.20 per share.

5.   LONG-TERM DEBT:
     --------------

In March 1998, the Company issued a promissory note for $500,000 to an investor (the "Investor"). The note originally bore interest at 10% per year. The note and all unpaid interest are due on March 23, 2000. In December 1998, the Investor agreed to waive all interest between November 1, 1998 and August 31, 1999 and convert all interest currently accrued into 160,000 shares of Common Stock during the six months ended June 30, 1999 (see Note 9). The interest expense forgiven of $6,767 for the year ended December 31, 1998 and $25,000 for the six months ended June 30, 1999, has been recorded as a deemed capital contribution by the Investor.

In conjunction with this note, the Company issued warrants to purchase 100,000 shares of Common Stock to the Investor. The warrants have an exercise price of $.20 per share and expire in April 2002. The promissory note was recorded net of the value ($15,180) associated with these warrants. This discount is being amortized over the term of the debt.

In October 1998, the Company issued additional warrants to purchase 100,000 shares of Common Stock to the Investor as a penalty for failing to repay the loan on an accelerated basis. The warrants have an exercise price per share of $.20 and expire in October 2002. The Company recorded the value of these warrants ($15,024) as additional interest expense in the year ended December 31, 1998.

Interest expense related to the promissory note was $59,641, $15,637 and $28,796 for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, respectively. These amounts include amortization of the debt discount of $20,874 for the year ended December 31, 1998 and $2,056 and $3,796 for the six months ended June 30, 1998 and 1999, respectively, resulting from the warrants.

6.   CONVERTIBLE SHAREHOLDER NOTES:
     -----------------------------

In September 1998, the Company issued a $200,000 convertible note to the Investor. The note was due on March 31, 1999, with interest at 8% per year, payable monthly. The note was scheduled to convert into Preferred Stock 15 days after the earlier of an equity financing of $2,000,000 or December 31, 1998, with the conversion price equal to 70% of the price per share of the equity financing or $1.00 per share if the financing did not occur. The notes were converted into Series B Convertible Preferred Stock on June 23, 1999.

In December 1998, the Company issued convertible notes of $200,000 and $78,000 to the Investor. The notes were due on June 30, 1999, with interest at 8% per year, payable monthly. The notes were scheduled to convert into Preferred Stock 15 days after the earlier of an equity financing of $2,000,000 or March 31, 1999, with the conversion price equal to 70% of the price per share of the equity financing or $1.00 per share if the financing did not occur. The notes were converted into Series B Convertible Preferred Stock on June 23, 1999.

In January 1999 and March 1999, the Company issued convertible notes of $120,000 and $295,000 to the Investor. The notes were due on June 30, 1999, with interest at 8% per year, payable monthly. The notes were scheduled to convert into Preferred Stock 15 days after the earlier of an equity financing of $2,000,000 or March 31, 1999, with the conversion price equal to 70% of the price per share of the equity financing or $1.00 per share if the financing did not occur. The notes were converted into Series B Convertible Preferred Stock on June 23, 1999.

Interest expense related to convertible shareholder notes was $6,713 and $11,900 during the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. The Company has not paid any interest on the notes as of June 30, 1999, therefore, the aforementioned amounts are included in other accrued expenses in the accompanying balance sheets.

7.   OTHER CONVERTIBLE NOTES:
     -----------------------

In October 1998, the Company issued $50,000 of convertible notes to two investors, each of whom loaned the Company $25,000. The notes were due March 31, 1999, with interest at 8% per year, payable monthly. The notes were scheduled to convert to Preferred Stock 15 days after the earlier of an equity financing of $2,000,000 or March 31, 1999, with the conversion price equal to 70% of the price per share of the equity financing or $1.00 per share if the financing did not occur. The notes were converted into Series A Convertible Preferred Stock on June 23, 1999.

In February 1999, the Company issued a $25,000 convertible note to another investor. The note was due on June 30, 1999, with interest at 8% per year, payable monthly. The note was scheduled to convert into Preferred Stock 15 days after the earlier of an equity financing of $2,000,000 or March 31, 1999, with the conversion price equal to 70% of the price per share of the equity financing or $1.00 per share if the financing did not occur. The notes were converted into Series A Convertible Preferred Stock on June 23, 1999.

In April 1999, the Company issued $365,000 of convertible notes to seven investors and one existing shareholder of the Company. The notes were due on September 30, 1999, with interest at 8% per year, payable monthly. The notes were scheduled to convert into Preferred Stock 15 days after the earlier of an equity financing of $2,000,000 or September 30, 1999, with the conversion price equal to 70% of the price per share of the equity financing or $1.00 per share if the financing did not occur. In May 1999, the Company and the noteholders agreed to amend the notes for earlier conversion. The notes were converted into Series A Convertible Preferred Stock on June 23, 1999.

Interest expense related to the other convertible notes was $768 and $5,870 during the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. The Company has not paid any interest on the notes as of June 30, 1999; therefore, the aforementioned amounts are included in other accrued expenses in the accompanying balance sheets.

8.   CONVERTIBLE PREFERRED STOCK AND WARRANTS:
     ----------------------------------------

Series A and B Convertible Preferred Stock
------------------------------------------

In July 1996, the Company issued 1,260,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") at $1.00 per share. In May 1997, the Company issued 240,000 shares of Series A Preferred Stock at $1.00 per share.

During the year ended December 31, 1998, the Company issued 625,000 shares of Series A Preferred Stock at $1.00 per share to the Investor. In addition, the Company issued 16,638 and 78,600 shares of Series A Preferred Stock to an officer and the Investor, respectively, for services performed for the Company. The Company recorded a charge to expense in the accompanying statement of operations for the fair market value of the stock issued. Also during 1998, the Company issued 88,987 shares of Series A Preferred Stock to the same officer as payment on an advance made to the Company (see Note 4).

During the six months ended June 30, 1999, the Company converted $440,000 of convertible notes into 440,000 shares of Series A Preferred Stock at $1.00 per share (see Note 6).

During the six months ended June 30, 1999, the Company converted $893,000 of convertible shareholder notes into 893,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock").

The holders of the Series A and B Preferred Stock are entitled to receive non-cumulative dividends at the rate of $.10 per share each year, if and when declared by the Board of Directors.

The holders of the Series A and B Preferred Stock have the right, at their option, to convert such shares into shares of Common Stock. The conversion rate is one share of Common Stock for each share of Series A and B Preferred Stock, subject to adjustment. The shares shall automatically convert upon an initial public offering.

In the event of any liquidation or winding up of the Company, the holders of the Series A and B Preferred Stock will be entitled to receive $1.00 per share, plus all declared and unpaid dividends, before any payment is made to the holders of the Common Stock. In the event the assets are insufficient to permit payment of the liquidation preferences to the holders of the Series A and B Preferred Stock, then the assets shall be distributed on a pro-rata basis. After payment of the liquidation preference to the holders of the Series A and B Preferred Stock, the holders of the Common Stock will be entitled to receive $.10 per share, plus all declared and unpaid dividends, prior to any further distributions to the holders of the Series A and B Preferred Stock. Any remaining assets will be distributed on a pro-rata basis between the holders of the Common Stock and the holders of the Series A and B Preferred Stock as if their shares were converted into Common Stock.

The shares of Series A and B Preferred Stock have the same voting rights as the shares of Common Stock.

As long as 20% of the authorized shares of Series A or B Preferred Stock remain outstanding, the Company is subject to certain limitations and restrictions which, among others, include redemption of Preferred and Common Stock, issuance of stock senior to the Preferred Stock as to dividend rights, redemption rights and liquidation preferences, selling or merging the Company, increasing or decreasing the number of authorized shares of Preferred Stock and amending the Company's Articles of Incorporation or By-laws.

Warrants
--------

In conjunction with a line of credit (see Note 3), the Company issued warrants to purchase 100,000 shares of Series A Preferred Stock at $1.00 per share. The warrants expire between September 2002 and October 2004. The warrants are still outstanding as of June 30, 1999.

In October 1997, the Company granted a warrant to purchase 600,000 shares of Series A Preferred Stock at $.50 per share to an officer of the Company in exchange for the officer personally providing collateral for a line of credit (see Note 3). In March 1998, the warrant was cancelled under a settlement agreement upon the officer's termination of employment with the Company.

9.   COMMON STOCK, WARRANTS AND OPTIONS:
     -----------------------------------

Common Stock
------------

The Company is authorized to issue 20,000,000 shares of no par voting Common Stock.

In January 1996, the Company issued 6,176,000 shares of Common Stock to the founders of the Company for services performed. In addition, during 1996 the Company issued 950,000 shares of Common Stock to consultants who performed services. The Company recorded a charge to expense for the fair market value of the Common Stock issued during the period.

During 1996, the Company also sold 10,000 shares of Common Stock at a price of $.10 per share.

During 1997, the Company agreed to issue 100,000 shares of Common Stock to a consultant for services performed. The Company recorded a charge to expense in the accompanying statement of operations for the fair market value of the stock to be issued.

During 1997, 400,000 shares of Common Stock previously issued to a consultant were cancelled under a settlement agreement with the former consultant.

During 1998, the Company issued 234,019 shares of Common Stock to consultants and agreed to issue 90,000 and 60,000 shares of Common Stock to employees and consultants, respectively, for services performed. The Company recorded a charge to expense in the accompanying statement of operations for the fair market value of the stock issued or to be issued. During the six months June 30, 1999, Company issued all shares it had previously agreed to issue.

During 1998, the Company also sold 250,000 shares of Common Stock at a price of $.20 per share.

During the six months ended June 30, 1999, the Company issued 941,750 and 158,450 shares of Common Stock to employees and consultants, respectively, for services performed. The Company recorded a charge to expense in the accompanying statement of operations for the fair market value of the Common Stock issued.

During the six months ended June 30, 1999, the Company converted all interest due as of December 1998 on a $500,000 note payable into 160,000 shares of Common Stock (see Note 5) and issued 660,333 shares of Common Stock to a shareholder as payment on advances made to the Company (see Note 4).

Warrants
--------

In April 1998, in connection with the sale of Series A Preferred Stock, the Company issued a warrant to the Investor to purchase 375,000 shares of Common Stock at an exercise price of $.20. The warrant was required to be exercised on the same day as issuance and was exercised immediately. Based upon the terms of the warrant, management determined the value of the warrant at the time of issuance was immaterial.

In connection with the issuance of a $500,000 note payable (see Note 5), the Company issued warrants to purchase 200,000 shares of Common Stock. The warrants have an exercise price of $.20 per share and expire in 2002. The warrants are still outstanding as of June 30, 1999.

In conjunction with the line of credit provided by VerticalNet (see Note 3), the Company issued a warrant to purchase Common Stock. The number of shares that may be purchased varies based upon the amounts borrowed and the number of shares of Common Stock issued and outstanding. The warrant has an exercise price equal to the amounts borrowed, vests only upon the termination of the agreement to sell the stock of the Company to VerticalNet and expires three years from the date on which it vests. The warrant is still outstanding as of June 30, 1999.

Stock Options
-------------

Effective September 1, 1997, the Company established the Isadra, Inc. 1997 Stock Option Plan (the "Plan") for employees, directors and consultants of the Company. Under the Plan, options to purchase 1,000,000 shares of Common Stock were authorized to be granted. In December 1998 and April 1999, the Company's Board of Directors approved resolutions to increase the number of options available in the Plan to 1,500,000 and 2,000,000, respectively, subject to shareholder approval. The Plan is administered by the Company's Board of Directors who determine the price and other terms upon which grants are made. As of June 30, 1999, there were 1,908,208 options outstanding and 13,692 options available for grant under the Plan.

Information relative to the Plan is as follows:

                                                                           Weighted
                                                                            Average
                                                           Exercise         Exercise
                                                             Price            Price          Aggregate
                                           Options         Per Share        Per Share        Proceeds
                                        -----------       -----------      -----------      -----------
Balance as of September 1, 1997                  --       $        --      $        --      $        --
   Granted                                  221,000               .20              .20           44,200
   Exercised                                     --                --               --               --
   Terminated                                (3,000)              .20              .20             (600)
                                        -----------       -----------      -----------      -----------

Balance as of December 31, 1997             218,000               .20              .20           43,600
   Granted                                1,062,953         .20 - .22              .20          213,953
   Exercised                                (42,900)              .20              .20           (8,580)
   Terminated                              (156,520)              .20              .20          (31,304)
                                        -----------       -----------      -----------      -----------

Balance as of December 31, 1998           1,081,533         .20 - .22              .20          217,669
   Granted                                  915,000         .20 - .22              .21          190,000
   Exercised                                (35,200)              .20              .20           (7,040)
   Terminated                               (53,125)              .20              .20          (10,625)
                                        -----------       -----------      -----------      -----------
Balance as of June 30, 1999               1,908,208       $.20 - $.22      $       .20      $   390,004
                                        ===========       ===========      ===========      ===========


The following table summarizes information relating to the Plan at June 30, 1999 based upon each exercise price:

                                                 Weighted
                                                  Average
                                Options          Remaining          Options
              Exercise        Outstanding       Contractual       Exercisable
               Price          at June 30,          Life           at June 30,
             Per Share           1999             (Years)            1999
          ---------------  ----------------  -----------------  ----------------
          $       .20          1,490,108              8.3            399,358
                  .22            418,100              8.7            111,849
                               ---------          -------            -------
                               1,908,208              8.4            511,207
                               =========          =======            =======

The Company applies APB No. 25 and related interpretations in accounting for stock options granted under the Plan. During the six months ended June 30, 1999, deferred compensation of $1,147,250 was recorded for options granted to employees with exercise prices below fair value at the date of grant, of which $143,673 was charged to compensation expense. Had compensation cost been recognized pursuant to SFAS No. 123, the Company's net loss would have increased by approximately $2,000 to $2,492,000 for the year ended December 31, 1997 and $26,000 to $1,903,000 for the year ended December 31, 1998. The weighted average fair value of options granted during the year ended December 31, 1997 and 1998, was estimated to be $.08 per share.

The fair value of each option grant is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                          For the Year Ended
                                                              December 31,
                                                  ------------------------------------
                                                       1997                 1998
                                                  ----------------    ----------------
          Risk-free interest rate                        6.1%                5.4%
          Volatility                                     0.0%                0.0%
          Expected dividend yield                        0.0%                0.0%
          Expected life                                  9.0 years           9.0 years

During the year ended December 31, 1998 and the six months ended June 30, 1999, the Company issued or agreed to issue options to purchase 25,000 and 365,000 shares of Common Stock, respectively, to consultants for services performed. The options have an exercise price of $.20 per share, vest over a period not exceeding three months and expire nine years from the date of grant through January 2008. In accordance with SFAS No. 123, the Company recorded a charge for the value of these options in the accompanying statements of operations.

10.  INCOME TAXES:
     ------------

As of December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $3,699,000, which begin to expire in 2011, and approximately $3,699,000 for state income tax purposes, which begin to expire in 2004. Significant components of deferred income taxes consist of the following:

                                                             December 31,
                                                    ------------------------------
                                                       1997               1998
                                                    -----------        -----------
     Gross deferred tax assets:
      Net operating loss carryforwards              $ 1,012,000        $ 1,714,000
      Accruals not currently deductible                   5,000            103,000
                                                    -----------        -----------
                                                      1,017,000          1,817,000

     Gross deferred tax liabilities:
      Depreciation and amortization                      (7,000)           (13,000)

     Less- Valuation allowance                       (1,010,000)        (1,804,000)
                                                    -----------        -----------
                                                    $        --        $        --
                                                    ===========        ===========

The net deferred tax asset increased $794,000 during the year ended December 31, 1998 due principally to net operating loss carryforwards, which will be deductible in future years. Based on changes in ownership of the Company, utilization of the net operating loss carryforwards may be subject to annual limitations. The Company has recorded a valuation allowance for the net deferred tax asset as management concluded that the net deferred tax asset did not meet the recognition criteria under SFAS No. 109.

11.  COMMITMENTS:
     -----------

Leases
------

The Company leases both real estate and equipment used in its operations and classifies those leases as either operating or capital leases following the provisions of SFAS No. 13, "Accounting for Leases." The remaining lives of the leases range from one to three years through 2004.

In 1998, the Company entered into a capital lease for $4,795 of equipment. The lease is with an entity owned by the Investor (see Notes 5 and 12).

The following is a summary of future minimum payments under operating and capital leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 1999:

                                                              Operating          Capital
                                                              ----------        ----------
     1999                                                     $   27,372        $    1,155
     2000                                                          9,808             2,309
     2001                                                          4,841             1,347
     2002                                                          3,972                --
     2003                                                          3,972                --
     Thereafter                                                    1,324                --
                                                              ----------        ----------

     Total minimum lease payments                             $   51,289             4,811
                                                              ==========
     Less- Amount representing interest                                             (1,177)
                                                                                ----------
     Present value of minimum capital lease payments                            $    3,634
                                                                                ==========

Rent expense for operating leases and other month-to-month leases entered into by the Company was $131,478, $141,256, $68,470 and $81,919 for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively.

Interest expense on the capital lease was $408 for the year ended December 31, 1998 and $548 for the six months ended June 30, 1999.

Employment Agreements
---------------------

The Company has employment agreements with certain officers and employees that provide for, among other things, salary, bonuses and stock grants. The agreements are generally cancelable at any time.

12.  RELATED-PARTY TRANSACTIONS:
     --------------------------

The Company leased certain equipment from the Investor during the year ended December 31, 1998 and the six months ended June 30, 1999, resulting in payments of $962 and $1,155, respectively.

During the years ended December 31, 1997 and 1998, and the six months ended June 30, 1998, the Company paid $17,164, $4,970 and $2,470, respectively, to an entity owned by an officer of the Company. No payments were made during the six months ended June 30, 1999.

During the year ended December 31, 1998, the Company recorded revenue of $11,500 for consulting services performed for an entity owned by a certain officer of the Company.

                               VERTICALNET, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (unaudited)


The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the related unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, give effect to the acquisition of all the capital stock of Isadra, as described in Note 2 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of June 30, 1999, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 1998, in the case of the unaudited pro forma consolidated statements of operations.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, also give effect to the acquisitions of CertiSource, Inc. ("CertiSource"), LabX Technologies Inc. ("LabX") and Techspex, Inc. ("Techspex"), completed on August 10, 1999, July 29, 1999 and June 14, 1999, respectively, as described in Notes 3, 4 and 5 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, respectively, as if the transactions had occurred as of January 1, 1998.

In addition, the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 also gives effect to the acquisitions of Boulder Interactive Technology Services Company ("BITC") and Informatrix Worldwide, Inc. ("Informatrix"), completed in 1998, as described in Note 6 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, as if the transactions had occurred as of January 1, 1998.

The unaudited pro forma condensed consolidated financial statements have been prepared by the management of the Company and should be read in conjunction with the Company's historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, the historical financial statements of Isadra, which are included elsewhere in this Form 8-K, the historical financial statements of CertiSource, LabX and Techspex, filed on Forms 8-K dated August 10, 1999, July 29, 1999 and June 14, 1999, respectively, and the historical financial statements of BITC and Informatrix filed in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. Since the unaudited pro forma financial statements which follow are based upon the financial condition and operating results of Isadra, CertiSource, LabX, Techspex, BITC and Informatrix during periods when they were not under the control or management of VerticalNet, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on January 1, 1998 nor are they indicative of future financial or operating results.

                               VERTICALNET, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1999


                                                                                                 Historical (Note 1)
                                                                                       ---------------------------------------

                                                                                       VertitcalNet     LabX       CertiSource
                                                                                       ------------   ---------    -----------
Assets
------
Current assets:
  Cash and cash equivalents                                                            $ 20,235,068   $  49,714    $   129,373
  Short-term investments                                                                 12,480,457           -              -
  Accounts receivable, net of allowance for doubtful accounts                             4,446,631      33,844        963,904
  Prepaid expenses and other assets                                                       2,945,708       2,923          5,925
                                                                                       ------------   ---------    -----------
            Total current assets                                                         40,107,864      86,481      1,099,202
Property and equipment, net                                                               1,816,460      17,872         48,758

Goodwill and other intangibles, net of accumulated amortization                           8,159,583           -              -
Long-term investments                                                                    14,376,407           -              -
Deferred charges and other assets                                                         1,809,617           -              -
                                                                                       ------------   ---------    -----------
            Total assets                                                               $ 66,269,931   $ 104,353    $ 1,147,960
                                                                                       ============   =========    ===========

Liabilities and Shareholders' Equity (Deficit)
----------------------------------------------
Current liabilities:
  Line of credit                                                                       $          -   $       -    $         -
  Current portion of long-term debt                                                         823,480           -              -
  Accounts payable                                                                        1,896,362         943        489,149
  Accrued expenses                                                                        2,372,080       8,510         18,530
  Amounts due to training providers                                                               -           -        757,324

  Deferred revenues                                                                       5,820,222      61,819         38,240
  Deferred salaries                                                                               -           -              -
  Shareholder advances                                                                            -       3,233              -
                                                                                       ------------   ---------    -----------
            Total current liabilities                                                    10,912,144      74,505      1,303,243
Long-term debt, net of current portion                                                      517,293           -              -




Shareholders' equity (deficit)                                                           54,840,494      29,848       (155,283)
                                                                                       ------------   ---------    -----------
            Total liabilities and shareholders' equity (deficit)                       $ 66,269,931   $ 104,353    $ 1,147,960
                                                                                       ============   =========    ===========

                                                                                                                 Historical (Note 1)
                                                                                                                 -------------------
                                                                               Pro Forma
                                                                              Adjustments             Total            Isadra
                                                                              ------------         ------------   ------------------
Assets
------
Current assets:                                                               $   (600,724)  (g)
  Cash and cash equivalents                                                     (1,800,000)  (l)   $ 18,013,431   $        51,967
  Short-term investments                                                                 -           12,480,457
  Accounts receivable, net of allowance for doubtful accounts                            -            5,444,379             3,587
  Prepaid expenses and other assets                                                      -            2,954,556            15,282
                                                                              ------------         ------------   ------------------
            Total current assets                                                (2,400,724)          38,892,823            70,836
Property and equipment, net                                                              -            1,883,090           180,334
                                                                                 3,393,438   (h)
Goodwill and other intangibles, net of accumulated amortization                  4,582,729   (m)     16,135,750                 -
Long-term investments                                                                    -           14,376,407
Deferred charges and other assets                                                        -            1,809,617            38,445
                                                                              ------------         ------------   ------------------
            Total assets                                                      $  5,575,443         $ 73,097,687   $       289,615
                                                                              ============         ============   ==================

Liabilities and Shareholders' Equity (Deficit)
----------------------------------------------
Current liabilities:
  Lines of credit                                                             $          -         $          -   $       390,000
  Current portion of long-term debt                                                      -              823,480           495,957
  Accounts payable                                                                       -            2,386,454           402,122
  Accrued expenses                                                                       -            2,399,120            89,383
  Amounts due to training providers                                                      -              757,324                 -
                                                                                   (13,100)  (i)
  Deferred revenues                                                                (21,178)  (n)      5,886,003                 -
  Deferred salaries                                                                      -                    -           215,432
  Shareholder advances                                                                   -                3,233             4,243
                                                                              ------------         ------------   ------------------
            Total current liabilities                                              (34,278)          12,255,614         1,597,137
Long-term debt, net of current portion                                                   -              517,293             2,143

                                                                                 2,650,531   (g)
                                                                                 2,833,755   (l)
                                                                                   155,283   (j)
Shareholders' equity (deficit)                                                     (29,848)  (o)     60,324,780        (1,309,665)
                                                                              ------------         ------------   ------------------
            Total liabilities and shareholders' equity (deficit)              $  5,575,443         $ 73,097,687   $       289,615
                                                                              ============         ============   ==================

                                                                          Pro Forma
                                                                         Adjustments            Pro Forma
                                                                        -------------         -------------
Assets
------
Current assets:
  Cash and cash equivalents                                             $  (2,694,843)  (a)   $  15,370,555
  Short-term investments                                                            -            12,480,457
  Accounts receivable, net of allowance for doubtful accounts                       -             5,447,966
  Prepaid expenses and other assets                                          (390,000)  (c)       2,579,838
                                                                        -------------         -------------
            Total current assets                                           (3,084,843)           35,878,816
Property and equipment, net                                                         -             2,063,424

Goodwill and other intangibles, net of accumulated amortization            29,671,323   (b)      45,807,073
Long-term investments                                                               -            14,376,407
Deferred charges and other assets                                                   -             1,848,062
                                                                        -------------         -------------
            Total assets                                                $  26,586,480         $  99,973,782
                                                                        =============         =============

Liabilities and Shareholders' Equity (Deficit)
----------------------------------------------
Current liabilities:
  Lines of credit                                                       $    (390,000)  (c)   $           -
  Current portion of long-term debt                                                 -             1,319,437
  Accounts payable                                                                  -             2,788,576
  Accrued expenses                                                                  -             2,488,503
  Amounts due to training providers                                                 -               757,324

  Deferred revenues                                                                 -             5,886,003
  Deferred salaries                                                                 -               215,432
  Shareholder advances                                                              -                 7,476
                                                                        -------------         -------------
            Total current liabilities                                        (390,000)           13,462,751
Long-term debt, net of current portion                                              -               519,436

                                                                          (13,600,000)  (b)
                                                                            1,516,338   (a)
                                                                           37,750,477   (a)
Shareholders' equity (deficit)                                              1,309,665   (d)      85,991,595
                                                                        -------------         -------------
            Total liabilities and shareholders' equity (deficit)        $  26,586,480         $  99,973,782
                                                                        =============         =============

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                          Historical (Note 1)
                                                             ---------------------------------------------------------------------

                                                              VerticalNet     BITC     Informatrix   Techspex   LabX    CertiSource
                                                             -------------  ---------  -----------  ----------  -------- ----------
Revenues                                                     $   3,134,769  $ 437,628  $    32,442  $  307,554 $ 91,217 $   943,940
                                                             -------------  ---------  -----------  ----------  -------  ----------

Costs and Expenses:
   Editorial and operational                                     3,237,971    121,726      253,503      72,937   20,359     469,341
   Product development                                           1,404,557          -       75,766      22,142    8,497     189,461
   Sales and marketing                                           7,894,662    123,542      426,058     218,264   18,088     351,256
   General and administrative                                    3,823,593    327,879       93,131     183,518   20,829     235,661



   Amortization of goodwill and other intangibles                  282,990          -            -           -        -           -
                                                             -------------  ---------  -----------  ----------  -------  ----------
        Operating income (loss)                                (13,509,004)  (135,519)    (816,016)   (189,307)  23,444    (301,779)
                                                             -------------  ---------  -----------  ----------  -------  ----------

Interest and dividend income                                       212,130        143            -           -        -           -

Interest expense                                                  (297,401)         -      (37,978)    (43,144)       -           -
                                                             -------------  ---------  -----------  ----------  -------  ----------
        Interest, net                                              (85,271)       143      (37,978)    (43,144)       -           -
Income taxes                                                             -          -            -           -    3,892           -
                                                             -------------  ---------  -----------  ----------  -------  ----------
Net income (loss)                                            $ (13,594,275) $(135,376) $  (853,994) $ (232,451) $19,552  $ (301,779)
                                                             =============  =========  ===========  ==========  =======  ==========

Basic and diluted net loss per share                         $       (2.64)
                                                             =============
Weighted average shares outstanding
 used in basic and diluted  per-share calculation (Note 7)       5,141,100
                                                             =============
                                                                                             Historical (Note 1)
                                                                                             -------------------
                                                              Pro Forma                                           Pro Forma
                                                             Adjustments          Total        Isadra            Adjustments
                                                             -----------       ------------  ------------------- --------------
Revenues                                                     $         -       $  4,947,550  $           124,600 $            -
                                                             -----------       ------------  ------------------- --------------

Costs and Expenses:
   Editorial and operational                                    (180,000) (t)     3,995,837                    -              -
   Product development                                                 -          1,700,423              854,546              -
   Sales and marketing                                                 -          9,031,870              361,737              -
   General and administrative                                          -          4,684,611              707,168              -
                                                               1,131,146  (k)
                                                               1,585,910  (p)
                                                               1,101,681  (r)
   Amortization of goodwill and other intangibles                922,401  (v)     5,024,128                    -     10,323,774 (e)
                                                             -----------       ------------  ------------------- --------------
        Operating income (loss)                               (4,561,138)       (19,489,319)          (1,798,851)   (10,323,774)
                                                             -----------       ------------  ------------------- --------------
Interest and dividend income                                            -           212,273                    -              -
                                                                   43,144  (s)
Interest expense                                                   35,025  (u)     (300,354)             (78,086)             -
                                                              -----------      ------------  ------------------- --------------
        Interest, net                                              78,169           (88,081)             (78,086)             -
Income taxes                                                       (3,892) (q)            -                    -              -
                                                              -----------      ------------  ------------------- --------------
Net income (loss)                                             $(4,479,077)     $(19,577,400) $        (1,876,937)$  (10,323,774)
                                                              ===========      ============  =================== ==============

Basic and diluted net loss per share
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 7)

                                                                Pro Forma
                                                              -------------
Revenues                                                      $   5,072,150
                                                              -------------
Costs and Expenses:
   Editorial and operational                                      3,995,837
   Product development                                            2,554,969
   Sales and marketing                                            9,393,607
   General and administrative                                     5,391,779



   Amortization of goodwill and other intangibles                15,347,902
                                                              -------------
        Operating income (loss)                                 (31,611,944)
                                                              -------------

Interest and dividend income                                        212,273

Interest expense                                                   (378,440)
                                                              -------------
        Interest, net                                              (166,167)
Income taxes                                                              -
                                                              -------------
Net income (loss)                                             $ (31,778,111)
                                                              =============

Basic and diluted net loss per share                          $       (4.92)
                                                              =============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 7)     6,457,040
                                                              =============

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                                                 Historical (Note 1)
                                                                 -----------------------------------------------
                                                                   VerticalNet       Techspex             LabX      CertiSource
                                                                 ---------------   -------------        --------    ------------
Revenues                                                           $   5,484,959      $  151,258        $ 93,571     $   612,028
                                                                 ---------------   -------------        --------    ------------
Costs and Expenses:
   Editorial and operational                                           2,884,756          32,801          19,328         171,779
   Product development                                                 2,694,704          10,344          15,174          77,652
   Sales and marketing                                                 9,176,807          95,659          21,855         236,382
   General and administrative                                          3,350,071          54,552          11,983         490,078


   Amortization of goodwill and other intangibles                        610,469               -               -               -
                                                                 ---------------   -------------        --------    ------------
         Operating income (loss)                                     (13,231,848)        (42,098)         25,231        (363,863)
                                                                 ---------------   -------------        --------    ------------

Interest and dividend income                                           1,037,936               -               -              -
Interest expense                                                        (175,557)        (12,501)              -              -
                                                                 ---------------   -------------        --------    ------------
        Interest, net                                                    862,379         (12,501)              -              -
Other Income                                                                   -               -               -        327,065
Income taxes                                                                   -               -           5,632              -
                                                                 ---------------   -------------        --------    ------------
Net income (loss)                                                   $(12,369,469)     $  (54,599)       $ 19,599    $   (36,798)
                                                                 ===============   =============        ========    ============

Basic and diluted net loss per share                                 $     (0.46)
Weighted average shares outstanding                              ===============
    used in basic and diluted  per-share calculation (Note 7)         27,041,866
                                                                 ===============

                                                                                                        Historical (Note 1)
                                                                                                       ---------------------
                                                                   Pro Forma
                                                                  Adjustments           Total                 Isadra
                                                                 --------------      ------------      ---------------------
Revenues                                                            $        -        $ 6,341,816         $              -
                                                                 --------------      ------------      ---------------------
Costs and Expenses:
   Editorial and operational                                                 -          3,108,664                        -
   Product development                                                       -          2,797,874                  575,893
   Sales and marketing                                                       -          9,530,703                  257,561
   General and administrative                                                -          3,906,684                3,728,687

                                                                       565,573  (k)
                                                                       792,955  (p)
   Amortization of goodwill and other intangibles                      504,937  (r)     2,473,934                        -
                                                                 --------------      ------------      ---------------------
           Operating income (loss)                                  (1,863,465)       (15,476,043)              (4,562,141)
                                                                 --------------      ------------      ---------------------

Interest and dividend income
                                                                             -          1,037,936                        -
Interest expense                                                        12,501  (s)      (175,557)                 (47,376)
                                                                 --------------      ------------      ---------------------
        Interest, net                                                   12,501            862,379                  (47,376)
Other Income                                                                 -            327,065                        -
Income taxes                                                            (5,632) (q)             -                        -
                                                                 --------------      ------------      ---------------------
Net income (loss)                                                $  (1,845,332)      $(14,286,599)        $     (4,609,517)
                                                                 ==============      ============      =====================
Basic and diluted net loss per share
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 7)

                                                                     Pro Forma
                                                                    Adjustments                Pro Forma
                                                                  ---------------            --------------
Revenues                                                           $           -              $  6,341,816
                                                                  ---------------            --------------
Costs and Expenses:
   Editorial and operational                                                   -                 3,108,664
   Product development                                                         -                 3,373,767
   Sales and marketing                                                         -                 9,788,264
   General and administrative                                                  -                 7,635,371


   Amortization of goodwill and other intangibles                      5,161,887  (e)            7,635,821
                                                                  --------------             --------------
        Operating income (loss)                                       (5,161,887)              (25,200,071)
                                                                  --------------             --------------

Interest and dividend income                                                   -                 1,037,936
Interest expense                                                             810  (f)             (222,123)
                                                                  --------------             --------------
        Interest, net                                                        810                   815,813
Other Income                                                                   -                   327,065
Income taxes                                                                   -                         -
                                                                  --------------             --------------
Net income (loss)                                                  $  (5,161,077)             $(24,057,193)
                                                                  ===============            ==============
Basic and diluted net loss per share                                                          $      (0.85)
                                                                                             ==============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 7)                                   28,278,936
                                                                                             ==============

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)


Note 1: HISTORICAL FINANCIAL STATEMENTS:

The historical balances of VerticalNet, Inc. ("VerticalNet" or the "Company") reflect the consolidated balance sheet as of June 30, 1999, and the consolidated results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, as reported in the consolidated financial statements which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the three and six months ended June 30, 1999. The historical balances of Boulder Interactive Technology Services ("BITC") and Informatrix Worldwide, Inc. ("Informatrix") for the year ended December 31, 1998, represent the results of operations for BITC and Informatrix prior to their acquisition by the Company during the year ended December 31, 1998, and were derived from their historical financial statements included in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. The historical balances of CertiSource, Inc. ("CertiSource") for the year ended December 31, 1998 and for the six months ended June 30, 1999 represent the results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, which were derived from the historical financial statements filed in the Form 8-K dated August 10, 1999. The historical balances of LabX Technologies Inc. ("LabX") for the year ended December 31, 1998 and for the six months ended June 30, 1999, which were derived from the historical financial statements for the year ended September 30, 1998 and the period ended June 30, 1999 filed in the Form 8-K dated
July 29, 1999. The historical balances of Techspex, Inc. ("Techspex") for the year ended December 31, 1998 and six months ended June 30, 1999, represent the results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, which were derived from the historical financial statements filed in the Form 8-K dated June 14, 1999 and reflect the results of its operations prior to its acquisition by the Company. The historical balances of Isadra, Inc. ("Isadra") for the year ended December 31, 1998 and the six months ended June 30, 1999, were derived from the historical financial statements included in this Form 8-K.

Note 2: ACQUISITION OF ISADRA, INC:

On August 25, 1999, VerticalNet purchased all of the capital stock of Isadra pursuant to an Agreement and Plan of Merger (the "Agreement") dated May 24, 1999, as amended, by and among VerticalNet, Isadra Acquisition Corp., Isadra , Hugo Daley, Mustafa Syed and Tira Capital Management, Inc., as shareholders' representative, for approximately $42.0 million, including transaction costs. The acquisition will be accounted for under the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed consolidated financial statements. The purchase price plus the net liabilities assumed was approximately $43.3 million, which has been allocated to in-process research and development, existing technology, assembled work force and goodwill in the amounts of approximately $13.6 million, $2.1 million, $500,000 and $27.1 million, respectively. The $13.6 million will be charged to expense as a non-recurring charge upon consummation of the acquisition since the in-process research and development has not yet reached feasibility and has no alternative future uses. The existing technology and assembled work force will be amortized on a straight line basis over 24 months, while goodwill will be amortized on a straight line basis over 36 months.

The following pro forma adjustments for the Isadra acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the unaudited pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:


Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(a) Reflects the consideration issued by the Company to consummate the acquisition as follows:

          Cash                                                       $ 2,444,843
          Transaction costs                                              250,000
          Options                                                      1,516,338
          VerticalNet common stock                                    37,750,477
                                                                     -----------
                                                                     $41,961,658
                                                                     ===========

(b) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

          Total purchase price                                       $41,961,658
          Fair value of net liabilities assumed                        1,309,665
                                                                     -----------
                                                                     $43,271,323
                                                                     ===========

     The purchase price was allocated as follows:

          In-process research and development                        $13,600,000
          Existing technology (estimated useful life of 24 months)     2,100,000
          Assembled work force (estimated useful life of 24 months)      500,000
          Goodwill (estimated useful life of 36 months)               27,071,323
                                                                     -----------
                                                                     $43,271,323
                                                                     ===========

The amount allocated to in-process research and development, based on an independent valuation report, represents valuation of projects that had not yet reached technological feasibility and for which the technology had no alternative future use. The $13,600,000 has been reflected as a reduction to shareholders' equity and has not been included in the pro forma consolidated statement of operations due to its non-recurring nature.

(c) Reflects the intercompany elimination of Isadra's line of credit from VerticalNet.

(d)  Reflects the elimination of the equity accounts of Isadra.


Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(e) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to existing technology and the assembled work force acquired in the transaction based upon estimated useful lives of 24 months and goodwill based upon the estimated useful life of 36 months.

(f) Represents the elimination of interest expense incurred on Isadra's line of credit from VerticalNet.


Note 3: ACQUISITION OF CERTISOURCE, INC:

On August 10, 1999, VerticalNet acquired all of the capital stock of CertiSource for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $600,724 in cash (including estimated transaction costs of $125,000) and 83,712 shares of Company common stock with a fair market value of approximately $2.7 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $3.4 million, which has been allocated to a covenant not-to-compete and goodwill of approximately $500,000 and $2.9 million, respectively. The covenant not-to-compete and goodwill and will be amortized on a straight-line basis over 36 months. Refer to the Company's Form 8-K, filed on August 20, 1999, for additional information.

The following pro forma adjustments for the CertiSource acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(g) Reflects the consideration issued by the Company to consummate the acquisition as follows:

          Cash                                                       $  475,724
          Transaction costs                                             125,000
          VerticalNet common stock                                    2,650,531
                                                                     ----------
                                                                     $3,251,255
                                                                     ==========


(h) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

          Total purchase price                                       $3,251,255
          Fair value of net liabilities assumed (also refer to (i))     142,183
                                                                     ----------
                                                                     $3,393,438
                                                                     ==========

     The purchase price was allocated as follows:

        Covenant not-to-compete (estimated useful life of 36 months) $  500,000
        Goodwill (estimated useful life of 36 months)                 2,893,438
                                                                     ----------
                                                                     $3,393,438
                                                                     ==========

(i) Represents the adjustment to the fair value of deferred revenue assumed at time of acquisition, based on VerticalNet's cost structure plus a reasonable profit margin.

(j)  Reflects the elimination of the historical equity accounts of CertiSource.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(k) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to the covenant not-to-compete and goodwill based upon the estimated useful life for both of 36 months.


Note 4: ACQUISITION OF LABX TECHNOLOGIES, INC:

On July 29, 1999, the Company acquired all of the capital stock of LabX for approximately $4.6 million, including transaction costs. The consideration for the acquisition was $1.8 million in cash (including transaction costs of $200,000) and 69,794 shares of Company common stock with a fair market value of approximately $2.8 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price less the net assets acquired was approximately $4.6 million, which has been allocated to a covenant not-to-compete, existing technology and goodwill of approximately $350,000, $500,000 and $3.75 million, respectively. The covenant not-to-compete will be amortized on a straight-line basis over 24 months, while the existing technology and goodwill will be amortized on a straight-line basis over 36 months. Refer to the Company's Form 8-K, filed on August 12, 1999 for additional information.

The following pro forma adjustments for the LabX acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(l) Reflects the consideration issued by the Company to consummate the acquisition as follows:

          Cash                                                   $1,600,000
          Transaction costs                                         200,000
          VerticalNet common stock                                2,833,755
                                                                 ----------
                                                                 $4,633,755
                                                                 ==========

(m) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

          Total purchase price                                   $4,633,755
          Fair value of net assets acquired (also refer to (n))     (51,026)
                                                                 ----------
                                                                 $4,582,729
                                                                 ==========

     The purchase price was allocated as follows:

          Covenant not-to-compete (estimated useful life of 24 months)     $  350,000
          Existing technology (estimated useful life of 36 months)         $  500,000
          Goodwill (estimated useful life of 36 months)                     3,732,729
                                                                           ----------
                                                                           $4,582,729
                                                                           ==========

(n) Represents the adjustment to the fair value of deferred revenue assumed at time of acquisition, based VerticalNet's cost structure plus a reasonable profit margin.

(o)  Reflects the elimination of the historical equity accounts of LabX.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(p) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to the covenant not-to-compete, existing technology acquired and goodwill based upon the estimated useful life of 24 months for the covenant not-to-compete and 36 months for both the existing technology and goodwill.

(q) Represents the elimination of tax expense incurred on the net income of LabX.


Note 5: TECHSPEX INC. ACQUISTION INFORMATION:

On June 14, 1999, the Company acquired all of the capital stock of Techspex for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $311,000 in cash (including transaction costs of $100,000) and 89,994 shares of Company common stock with a fair market value of approximately $3.0 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $3.3 million, which has been recorded as goodwill and will be amortized on a straight-line basis over 36 months. Refer to the Company's Form 8-K, filed on June 29, 1999, for additional information.

The Techspex acquisition is reflected in the June 30, 1999 VerticalNet historical balance sheet, therefore pro forma adjustments to the Condensed Consolidated Balance Sheet are not required.

The following pro forma adjustments for the Techspex acquisition are reflected in the pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(r) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to goodwill based upon the estimated useful life of 36 months.

(s) Represents the elimination of interest expense incurred on the notes payable of Techspex.

Note 6: BOULDER INTERACTIVE TECHNOLOGY SERVICES AND INFORMATRIX WORLDWIDE INC. ACQUISTION INFORMATION:

On September 1, 1998, the Company acquired all of the outstanding stock capital stock of BITC for $1.8 million in cash. On September 30, 1998, the Company acquired all the outstanding capital stock of Informatrix for 92,308 shares of the Company's common stock valued at $153,000. Contingent on achieving future sales targets during 1998, Informatrix shareholders later received 7,476 additional shares of the Company's common stock valued at approximately $32,000. Both acquisitions were accounted for using the purchase method of accounting. The purchase price plus net liabilities assumed, which was recorded as goodwill and is being amortized on a straight line basis over 36 months, was approximately $1.9 million and $903,000 for BITC and Informatrix, respectively. Refer to the Company's previously filed Annual Report on Form 10-K and Registration Statement on Form S-1 effective February 11, 1999 for additional information.

The following pro forma adjustments for the BITC and Informatrix acquisition are reflected in the pro forma condensed consolidated statement of operations for the year ended December 31, 1998:

Unaudited Pro Forma Adjustments to Condensed Statements of Operations
---------------------------------------------------------------------

(t) Reflects the elimination of editorial and operational costs charged by VerticalNet to Informatrix to maintain Informatrix's vertical trade community.

(u) Reflects the elimination of interest expense incurred by Informatrix on indebtedness to VerticalNet.

(v) Represents additional amortization expense for the year ended December 31, 1998 relating to goodwill based upon the estimated useful life of 36 months.

Note 7: PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE:

The weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation for the year ended December 31, 1998, includes 1,000,000, 83,712, 69,794 and 89,994 shares of Company common stock issued in the acquisition of Isadra, Certisource, LabX and Techspex, respectively, and 72,440 incremental shares that would have been outstanding from the acquisition of Informatrix, as if all of the acquisitions had occurred on Janurary 1, 1998. For the six months ended June 30, 1999, the weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation includes 1,000,000, 83,712 and 69,794 shares of Company common stock issued in the acquisition of Isadra, CertiSource and LabX, respectively, and 83,564 incremental shares that would have been outstanding from the acquisition of Techspex and the additional consideration given to Informatrix shareholders, as if these acquisitions had occurred on Janurary 1, 1999.

Note 8: STOCK SPLIT:

On August 20, 1999, the Company effected a two-for-one stock split of each outstanding share of Company common stock. All share and per share data have been restated to reflect the stock split.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 8, 1999                     VERTICALNET, INC.

                                             By: /s/ Gene S. Godick
                                                 ------------------
                                             Name:  Gene S. Godick
                                             Title:  Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------

2.1 Agreement and Plan of Merger by and among VerticalNet, Inc., Isadra Acquisition Corp., Isadra, Inc., Hugo Daley, Mustafa Syed and Tira Capital Capital Management, Inc., as shareholders' representative

23.1           Consent of Arthur Andersen LLP